Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 12, 2021, with respect to the Combined Carve-out Financial Statements of Codere Online Business; and our report dated October 8, 2021, with respect to the Financial Statement of Codere Online Luxembourg, S.A. in Amendment No. 1 to the Registration Statement (Form F-4 No. 333-258759) and related Prospectus of Codere Online Luxembourg, S.A.

/s/ Ernst & Young, S.L.

Madrid, Spain

October 8, 2021